Exhibit 21 - Subsidiaries of the Registrant

Advance Petroleum, Inc., a Florida corporation, operates under the name
   "World Fuel Services of FL."
Advance Aviation Services, Inc., a Florida corporation (6)
AirData Limited, a United Kingdom corporation, a wholly owned subsidiary of
   Baseops Europe Ltd.
Air Terminaling, Inc., a Florida corporation (6)
Atlantic Fuel Services, S.A., a Costa Rica corporation
Baseops Europe Limited, a United Kingdom corporation, a wholly owned subsidiary of Baseops International, Inc.
Baseops International, Inc., a Texas corporation
Bunkerfuels (Del), Inc., a Delaware corporation
Bunkerfuels UK Limited, a United Kingdom corporation
Casa Petro S.A., a Costa Rica corporation
Cherokee Group, Inc., a Florida corporation (6)
International Environmental Services, Inc., a Florida corporation
International Petroleum Corporation, a Florida corporation (1)
International Petroleum Corporation of LA, a Louisiana corporation (1) International Petroleum Corporation of Lafayette, a Louisiana corporation International Petroleum Corp. of Maryland, a Maryland corporation (1) International Petroleum Corp. of Delaware, a Delaware corporation (1) International Petroleum Corp. of Georgia, a Georgia corporation (6) International Petroleum Corp. of Pennsylvania, a Pennsylvania corporation (6) Pacific Horizon Petroleum Services, Inc., a Delaware corporation
PetroServicios de Costa Rica S.A., a Costa Rica corporation (5)
PetroServicios de Mexico S.A. de C.V., a Mexico corporation (3)
PetroServicios WFS del Peru, S.A., a Peru corporation (4)(6)
Resource Recovery Atlantic, Inc., a Virginia corporation (2)(6)
Resource Recovery Mid South, Inc., a Virginia corporation (2)(6)
Resource Recovery of America, Inc., a Florida corporation (6)
Servicios Auxiliares de Mexico S.A. de C.V., a Mexico corporation (3)
Trans-Tec International S.A., a Costa Rica corporation
Trans-Tec Services, Inc., a Delaware corporation
Trans-Tec Services (UK) Ltd., a United Kingdom corporation
Trans-Tec Services (Singapore) PTE. Ltd., a Singapore corporation, a wholly owned subsidiary of Trans-Tec Services (UK) Ltd.
World Fuel International S.A., a Costa Rica corporation
World Fuel Miami, Inc., a Florida corporation (6)
World Fuel Services, Inc., a Texas corporation
World Fuel Services, Ltd., a United Kingdom corporation
World Fuel Services (Singapore) PTE. Ltd., a Singapore corporation
World Fuel Services of Chile S.A., a Chile corporation (3)(6)
World Fuel Services del Peru, S.A., a Peru corporation (4)(6)

(1) These corporations collect and purchase used oil under the name "International Oil Service."
(2) These corporations are wholly owned subsidiaries of Resource Recovery of America, Inc.
(3) This corporation is owned 50% by Advance Aviation Services, Inc. and 50% by Air Terminaling, Inc.
(4) These corporations are owned 99% by World Fuel Services Corporation and 1% by Advance Aviation Services, Inc.
(5) This corporation is owned 55% by Casa Petro S.A. and 45% by World Fuel Services Corporation.
(6)      These corporations are inactive.